EXHIBIT 99.1
     The expenses to be incurred by the Company relating to the registration and offering of $300,000,000 million aggregate principal amount of 6.125% Notes due 2013 and $1,200,000,000 million aggregate principal amount of 7.125% Notes due 2018 pursuant to a Registration Statement on Form S-3 (File No. 333-149655) and a related prospectus supplement filed with the Securities and Exchange Commission on March 13, 2008 are estimated to be as follows:

Estimated Fees
Registration fee	$58,950
Printing	$20,000
Legal fees and expenses (including Blue Sky fees)	$400,000
Rating Agency fees	$1,300,000
Accounting fees and expenses	$95,400
Miscellaneous	$40,000
TOTAL EXPENSES	$1,914,350